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                                                                    EXHIBIT 99.4



                          CMC SECURITIES CORPORATION II
                                   LISTING OF
                         INDEPENDENT ACCOUNTANTS REPORTS
                       ON SERVICER'S SERVICING ACTIVITIES



                                                                                                       DATE OF
                        SERVICER                                                                      CERTIFICATE
---------------------------------------------------------------                                   ------------------
ABN AMRO Mortgage Group, Inc.                                                                       January 24, 2000
Atlantic Mortgage and Investment Corporation                                                       February 18, 2000
Bank of America Mortgage, LLC                                                                      February 28, 2000
BB&T Financial Corporation (BB&T Mortgage)                                                          January 24, 2000
Charter Mortgage & Investments, Inc. (First Commercial)                                             January 17, 1997
Chase Manhattan Mortgage Corporation                                                                   March 8, 2000
Citfed Mortgage Corporation of America                                                                  May 22, 1998
Colonial Savings, F.A.                                                                             November 25, 1998
Companion Servicing Company, L.L.C.                                                                February 13, 1998
CU Mortgage Corporation                                                                            February 26, 1999
First Federal Savings Bank of America                                                                            N/A
First Nationwide Mortgage Corporation                                                               January 18, 2000
First Union Mortgage Corporation                                                                      March 20, 1998
GE Capital Mortgage Services, Inc.                                                                  January 28, 2000
GMAC Mortgage Corporation                                                                             March 25, 1998
M&T Mortgage Corporation                                                                              March 17, 2000
Matrix Financial Services Corporation                                                                 March 20, 2000
Mercantile Bank N.A.                                                                                  March 16, 2000
Mitchell Mortgage Corporation                                                                      February 11, 2000
Navy Federal Credit Union                                                                           January 28, 2000
Old Kent Mortgage Services, Inc.                                                                    January 14, 2000
Southwest Bancorp, Inc. (Stillwater National Bank & Trust)                                          January 28, 2000
Standard Mortgage Corporation                                                                            May 8, 1998
Suntrust Mortgage, Inc.                                                                            February 10, 2000
Town & Country Mortgage Co.                                                                            March 5, 1999
Universal American Mortgage Company                                                                 January 11, 2000
Western Financial Savings Bank, F.S.B.                                                              February 5, 1999
York Financial Corp.                                                                                   July 19, 2000